      As filed with the Securities and Exchange Commission on May 14, 1999.

                          Registration No. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                PHARMAPRINT INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   33-0640125
                     (I.R.S. Employer Identification Number)

                        2600 MICHELSON DRIVE, SUITE 1600
                            IRVINE, CALIFORNIA 92612
                    (Address of principal executive offices)


                                PHARMAPRINT INC.
                       1995 STOCK OPTION PLAN, AS AMENDED
                              (Full Title of Plan)


                                 JAMES R. WODACH
                        2600 MICHELSON DRIVE, SUITE 1600
                            IRVINE, CALIFORNIA 92612
                     (Name and address of agent for service)

                                 (949) 794-7778
          (Telephone number, including area code, of agent for service)
                               ------------------

                                   Copies to:
                            Barry J. Siegel, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                               1401 Walnut Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 568-6060

                         CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                        PROPOSED               PROPOSED          AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE   MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION
 TO BE REGISTERED      REGISTERED     PRICE PER SHARE       OFFERING PRICE          FEE
-------------------   -------------   ----------------     -----------------    -------------
Common Stock          190,000(1)      $9.00(2)             $1,710,000(2)        $475

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



(1) Represents shares of the Registrant's Common Stock issuable upon the exercise of options which may be granted under the PharmaPrint Inc. 1995 Stock Option Plan, as amended.

(2) Based on the average of the high and low trading price of the Registrant's Common Stock as reported by the Nasdaq National Market on May 11, 1999, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS


     The Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by PharmaPrint Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated into this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998;

     2. The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 1998, September 30, 1998 and December 31, 1998; and

     3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated August 5, 1996 including all amendments and reports filed for the purpose of updating such description.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. (Shares registered under Section 12 of Exchange Act.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF DIRECTOR'S LIABILITY.

     The Company's Certificate of Incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law. Delaware law permits a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain fiduciary duties as a director, provided, that the director's liability may not be eliminated or limited for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. A director's liability may also not be limited for violation of, or otherwise relieve the corporation or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's bylaws relating to indemnification require that the Company indemnify its directors and its executive officers to the fullest extent permitted under Delaware law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Delaware corporate law, the Company's bylaws, as well as any indemnity agreements, may also permit indemnification for liabilities arising under the Securities Act or the Securities Exchange Act of 1934, as amended. Without limiting any right an indemnitee may have under Delaware corporate law and the Company's bylaws, the Board of Directors has adopted an Indemnification and Hold Harmless Agreement ("Indemnity Agreement") to provide additional indemnification and reimbursement to all qualified directors and officers of the Company, and to hold such directors and officers harmless from certain liabilities, judgments and related expenses. Any individual who is a duly elected or appointed member of the Board of Directors, a corporate officer of the Company or any employee or agent as approved by the Board of Directors is deemed a person who qualifies as an indemnitee under the Indemnity Agreement.

     The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the shares being registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.   DESCRIPTION

     4.1*     PharmaPrint Inc. 1995 Stock Option Plan, As Amended.

     5 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP with respect to the legality of the shares of Common Stock being registered hereunder.

     23.1 Consent of Arthur Andersen LLP, independent auditors, with respect to the consolidated financial statements of
              PharmaPrint Inc. for the year ended March 31, 1998.

     23.2     Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP
              (included in Exhibit 5).

     24       Powers of Attorney (included on the signature pages hereto).

-----

* Incorporated by reference from Registrant's Annual Report on Form 10-KSB for the year ended March 31, 1998.

ITEM 9.           UNDERTAKINGS.

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)
               (1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to its Certificate of Incorporation, its bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 14th day of May, 1999.

                                   PHARMAPRINT INC.


                                    BY: /s/ ELLIOT P. FRIEDMAN
                                       -----------------------------------------
                                    Elliot P. Friedman, Chairman of the Board of
                                    Directors and Chief Executive Officer


                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of PharmaPrint Inc. whose signature appears below hereby appoints Elliot P. Friedman and James R. Wodach and each of them individually as true and lawful attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 14th day of May, 1999.


SIGNATURE                                        TITLE(S)

/s/ ELLIOT P. FRIEDMAN         Chairman of the Board of Directors and Chief
-------------------------      Executive Officer (Principal Executive Officer)
Elliot P. Friedman

/s/ JAMES R. WODACH            Senior Vice President and Chief Financial Officer
-------------------------      (Principal Financial and Accounting Officer)
James R. Wodach

/s/ TASNEEM A. KHWAJA          Chief Scientific Officer, Secretary, and Director
-------------------------
Tasneem A. Khwaja

/s/ PHILLIP G. TRAD            Senior Vice President, General Counsel, and Director
-------------------------
Phillip G. Trad

                               Director
-------------------------
John H. Abeles, M.D.


                               Director
-------------------------
Erinch R. Ozada

 /s/ NATHAN F. TROUM, M.D.     Director
-------------------------
Nathan F. Troum, M.D.

                                  EXHIBIT INDEX


NUMBER            DESCRIPTION
5                 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP with  respect to the legality of the shares of Common Stock being registered hereunder.

23.1              Consent of Arthur Andersen LLP, independent auditors, with respect to the consolidated financial statements of PharmaPrint, Inc. for the year ended March 31, 1998.